UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12a

Keating Capital, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

KEATING CAPITAL, INC.
5251 DTC Parkway, Suite 1000
Greenwood Village, Colorado 80111
(720) 889-0139
www.keatingcapital.com

April 25, 2011

Re: Your client’s vote is important

Dear Registered Representative,

Over the next few days, all Keating Capital stockholders will be receiving our Proxy Statement for the 2011 Annual Meeting of Stockholders to be held on May 20, 2011, either by first class mail or by e-mail if they opted-in to electronic document delivery.  The proxy materials will include our Annual Report for the year ended December 31, 2010.

It is possible that your clients may call you if they have any questions.  It is important that all stockholders vote their shares in person or by proxy, and we ask that you encourage your clients to do so.  The entire process from start to finish should not take long, and it is extremely easy to vote by telephone.  We need to make sure we have enough votes represented at the meeting either by person or by proxy to represent a quorum to allow us to conduct the meeting.

Stockholders can vote in one of the following ways:

■	By telephone (toll-free)
■	By accessing a secured voting web site
■	By signing and returning the proxy card by mail
■	In person at the Annual Meeting of Stockholders

Additionally, our proxy agent, Boston Financial, will begin making follow-up calls to each stockholder approximately one week after they receive their proxy material.

If you do receive calls from your clients, please feel free to have them call or e-mail Margie Blackwell, our Investor Relations Director, at (720) 889-0133 or mb@keatinginvestments.com.

Sincerely,

/s/ Timothy J. Keating

Timothy J. Keating
President, Chief Executive Officer
and Chairman of the Board

KEATING CAPITAL, INC.
5251 DTC Parkway, Suite 1000
Greenwood Village, Colorado 80111
(720) 889-0139
www.keatingcapital.com

April 25, 2011

Re: Your vote is important!

As a Keating Capital, Inc. stockholder, you are being asked to vote on proposals that affect your investment in the Company at the Annual Meeting of Stockholders to be held on May 20, 2011.

You have consented to receive your proxy materials over the Internet.  Below is a link to the Internet voting site, at which you can access the Keating Capital, Inc. 2011 proxy materials.  We encourage you to review these documents and vote on the resolutions being put before the stockholders.

You may view the proxy materials and access the secured electronic voting site at: http://www.eproxy.com/ktgc

To record your vote you will need to have available the following important numbers:

●	Your personal thirteen-digit control number(s).
●	The last four digits of your Social Security number or U.S. Tax Identification Number.

If you have multiple accounts, you must provide voting instructions for each account separately.

As a stockholder, your vote is very important.  Please vote your shares today.

Thank you.

Note that there is no charge for you to vote via this service, though you may incur costs associated with electronic access, such as usage fees.

To view the proxy statement online, you may need Adobe Acrobat Reader which is available at the following Internet site: http://www.adobe.com/products/acrobat/readstep2.html

KEATING CAPITAL, INC.
5251 DTC Parkway, Suite 1000
Greenwood Village, Colorado 80111
(720) 889-0139
www.keatingcapital.com

April 25, 2011

Dear Stockholder,

Thank you for agreeing to receive our 2011 proxy materials electronically.  We recently attempted to notify you of the availability of these materials on the Internet, but the e-mail was returned to us as undeliverable after three attempts.

Enclosed is a copy of the 2011 proxy materials.  We encourage you to review these documents and vote on the resolutions being put before the stockholders.  To record your vote electronically and update your e-mail address to ensure that you receive next year’s materials electronically, please visit http://www.eproxy.com/ktgc.  You will need your control number (located at the top of this page) to access the voting site.

As a stockholder, your vote is important.  Please vote your shares today.

Sincerely,

Keating Capital, Inc.

Enclosures